EXHIBIT 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is made as of the latest date indicated below between The National Bank of North East, a national banking association, (hereinafter called the “Company”) and the undersigned employee, David B. Hartman (hereinafter called the “Executive”).

     WHEREAS, this Agreement is a term and condition of Executive’s employment and is made in consideration for employment, wages and benefits offered to Executive contemporaneously with this Agreement; and

     WHEREAS, this Agreement is necessary for the protection of Company’s legitimate and protectible business interests in its customers, prospective customers, accounts and confidential, proprietary and trade secret information.

     NOW THEREFORE, for the consideration set forth herein, the receipt and sufficiency of which are acknowledged by the parties, and intending to be legally bound hereby, Company and Executive agree as follows:

     1. DEFINITIONS. As used herein:

          (a) “Company” shall mean The National Bank of North East and any affiliate or joint venture of The National Bank of North East, including any direct or indirect parent or subsidiary of The National Bank of North East, as well as any of their respective operating divisions.

          (b) “Confidential Information” shall include, but is not limited to, any information which may include, in whole or part, information concerning the Company’s accounts, sales, sales volume, sales methods, sales proposals, customers or prospective customers, prospect lists, Company manuals, formulae, products, processes, methods, financial information or data, compositions, ideas, improvements, inventions, research, computer programs, computer related information or data, system documentation, software products, patented products, copyrighted information, know how and operating methods and any other trade secret or proprietary information belonging to the Company or relating to the Company’s affairs that is not public information.

          (c) “Customer(s)” shall mean any individual, corporation, partnership, business or other entity, whether for-profit or not-for-profit (i) whose existence and business is known to Executive as a result of Executive’s access to the Company’s business information, Confidential Information, customer lists or customer account information; (ii) that is a business entity or individual with whom the Company has contracted or negotiated during the one (1) year period preceding the termination of Executive’s employment; or (iii) who is or becomes a prospective client, customer or acquisition candidate of the Company during the period of Executive’s employment.

          (d) “Competing Business” shall mean any individual, corporation, partnership, business or other entity that operates or attempts to operate a business that provides financial or banking services similar to those provided by the Company.

     2. DUTIES. Executive, who is employed as an at-will employee in the position set forth on Attachment A hereof as of the date of this Agreement, agrees to be responsible for such duties as are commensurate with and required by such position and any other duties as may be assigned to Executive by Company from time to time. Executive further agrees to perform Executive’s duties in a diligent, trustworthy, loyal, businesslike, productive, and efficient manner and to use Executive’s best efforts to advance the business and goodwill of Company. Executive further agrees to devote all of Executive’s business time, skill, energy and attention exclusively to the business of the Company and to comply with all rules, regulations and procedures of the Company. During the term of this Agreement, Executive will not engage in any other business for Executive’s own account or accept any employment from any other business entity, or render any services, give any advice or serve in a consulting capacity, whether gratuitously or otherwise, to or for any other person, firm or corporation, other than as a volunteer for charitable organizations, without the prior written approval of the Company, which shall not be unreasonably withheld.

     3. COMPENSATION. Executive’s annual base salary and other compensation as of the date of this Agreement are as set forth on Attachment A hereto. Said wages and compensation are subject to being reviewed and modified annually by the Company. The Company shall be entitled to withhold from any payments to Executive pursuant to the provisions of this Agreement any amounts required by any applicable taxing or other authority, or any amounts loaned to Executive by the Company.

     4. BENEFITS. Executive is eligible for the Standard Employee Package benefits, which may be modified by the Company from time to time, and for the purposes of benefits shall be treated as having over ten years of service as described on Attachment B.

     5. POLICIES AND PRACTICES. Executive agrees to abide by all Company rules, regulations, policies, practices and procedures which the Company may amend from time to time.

     6. AGREEMENT NOT TO COMPETE. In order to protect the business interest and good will of the Company with respect to Customers and accounts, and to protect Confidential Information, Executive covenants and agrees that for the entire period of time that this Agreement remains in effect, and for a period of one (1) year after termination of Executive’s employment for any reason, Executive will not:

          (a) directly or indirectly contact any Customer of the Company for the purpose of soliciting such Customer to use banking or financial services;

          (b) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by Executive to employ any person who is employed by the Company at any time during the term of this Agreement, or in any manner facilitate the leaving of any such person from his or her employment with the Company;

          (c) directly or indirectly interfere with or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its employees or solicit, induce, or attempt to induce employees of the Company to terminate employment with the Company and become self-employed or employed with others in the same or similar business or any product line or service provided by Company; or

          (d) directly or indirectly engage in any activity or business as a consultant, independent contractor, agent, employee, officer, partner, director or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business operating within the Erie Area (as defined below) within the one (1) year period prior to the termination of Executive’s employment.

     Executive acknowledges that the Company is engaged in business in Erie, Crawford, Warren, and Mercer Counties in the Commonwealth of Pennsylvania, Chautauqua County in the State of New York and Ashtabula County in the State of Ohio (together, the “Erie Area”). Executive further covenants and agrees that the geographic, length of term and types of activities restrictions (non-competition restrictions) contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the Company because of the scope of the Company’s business.

     In the event that a court of competent jurisdiction shall determine that one or more of the provisions of this Paragraph 6 is so broad as to be unenforceable, then such provision shall be deemed to be reduced in scope or length, as the case may be, to the extent required to make this Paragraph enforceable. If the Executive violates the provisions of this Paragraph 6, the periods described therein shall be extended by that number of days which equals the aggregate of all days during which at any time any such violations occurred. Executive acknowledges that the offer of employment by the Company, or any other consideration offered for signing this agreement, is sufficient consideration for Executive’s agreement to the restrictive covenants set forth in this Paragraph 6. Executive agrees that Executive’s signing of an Employment Agreement containing the restrictive covenants set forth herein was a condition precedent to Executive’s employment with the Company.

     7. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. The Executive covenants and agrees during Executive’s employment or any time after the termination of such employment, not to communicate or divulge to any person, firm, corporation or business entity, either directly or indirectly, and to hold in strict confidence for the benefit of the Company, all Confidential Information except that Executive may disclose such Confidential Information to persons, firms or corporations who need to know such Confidential Information during the course and within the scope of Executive’s employment. Executive will not use any Confidential Information for any purpose or for Executive’s personal benefit other than in the course and within the scope of Executive’s employment.

     8. TERMINATION. This Agreement may be terminated by either party with or without cause under the following conditions:

          (a) Probationary Period. For a period commencing on April 19, 2004 (the “Employment Date”) and continuing through the first regularly scheduled meeting of the Board of Directors of the Company, occurring not less than ninety days thereafter, either party may terminate this Agreement without cause. Executive will receive no severance for a termination under this subsection. Executive acknowledges Executive’s continuing obligations under this Agreement including, but not limited to Paragraphs 6, 7 and 8, in the event that Executive is terminated during the probationary period.

          (b) With Cause Termination. Executive may be terminated from employment with “cause.” “Cause” shall mean (i) the commission of a crime involving moral turpitude, theft, fraud or deceit; (ii) conduct which brings the Company or any of its related entities into public disgrace or disrepute, (iii) substantial or continued unwillingness to perform duties as reasonably directed by Executive’s supervisors or the Board of Directors; (iv) gross negligence or deliberate misconduct; (v) any material breach of paragraphs 6 or 7 of this Agreement; (vi) inadequate financial performance by the Company as reasonably determined by the Board of Directors; or (vii) Executive’s own voluntary separation from employment. In the event that Executive is terminated with “cause,” the Company may immediately cease payment of any further wages, benefits or other compensation hereunder. Executive acknowledges that Executive has continuing obligations under this Agreement including, but not limited to Paragraphs 6, 7 and 8, in the event that Executive is terminated with cause. Executive agrees to provide Company with thirty (30) days notice should Executive voluntarily decide to separate from Executive’s employment.

          (c) Without Cause. Subject to the provisions of Paragraph 8(d) following, in the event that Executive’s employment is terminated without cause (which shall be any termination of employment that is not for cause as defined in Paragraph 8(b) above) subsequent to the probationary period described in (a) above, Executive will be paid one (1) year severance at Executive’s base salary for the preceding twelve (12) months. All payments referenced in this Paragraph 8(c), less appropriate deductions, will be paid as salary continuation pursuant to the Company’s regular schedule and payroll practices. Executive shall also be entitled to continue in the Company’s health insurance plans at the same benefit level existing at the time of employment termination for a period of one (1) year. Executive shall not be entitled to any salary or benefits other than those stated herein. Executive acknowledges Executive’s continuing obligations under this Agreement including, but not limited to Paragraphs 6, 7 and 8, in the event that Executive is terminated without cause. Executive further acknowledges that the payment of any severance under this Agreement is conditioned upon Executive first signing an agreement and release of all claims against the Company in a form required by the Company.

          (d) Change in Control. Upon a Change in Control as defined in Section 11, Executive may, at his option, resign. Such resignation will be treated as a termination without cause pursuant to Paragraph 8(c) above, except that in such event Executive shall be entitled to be paid two (2) years severance at Executive’s base salary for the preceding twelve (12) months. At the option of the acquirer or surviving company in the Change of Control, all payments referenced in this Paragraph 8(d), less appropriate deductions, will be paid either in a lump sum at the time of termination or as salary continuation pursuant to the Company’s regular schedule and payroll practices. Executive shall also be entitled to continue in the Company’s health insurance plans at the same benefit level existing at the time of employment termination for a period of two (2) years.

     9. TERM. The term of Executive’s employment shall be five (5) years from the Employment Date unless earlier terminated in accordance with the provisions of Paragraph 9.

     10. EQUITABLE RELIEF; FEES AND EXPENSES. Executive stipulates and agrees that any breach of this Agreement by Executive will result in immediate and irreparable harm to the Company, the amount of which will be extremely difficult to ascertain, and that the Company could not be reasonably or adequately compensated by damages in an action at law. For these reasons, the Company shall have the right, without objection from Executive, to obtain such preliminary, temporary or permanent injunctions or restraining orders or decrees as may be necessary to protect the Company against, or on account of, any breach by Executive of the provisions of this Agreement without the need to post bond. Such right to equitable relief is in addition to all other legal remedies the Company may have to protect its rights. In the event the Company obtains any such injunction, order, decree or other relief, in law or in equity, Executive shall be responsible for reimbursing the Company for all costs associated with obtaining the relief, including reasonable attorneys’ fees, and expenses and costs of suit. Executive further covenants and agrees that any order of court or judgment obtained by the Company which enforces the Company’s rights under this Agreement may be transferred, without objection or opposition by Executive, to any court of law or other appropriate law enforcement body located in any other state in the U.S.A. or any other country in the world where Company does business, and that said court or body shall give full force and effect to said order and/or judgment.

     11. CHANGE IN CONTROL. For the purposes of this Agreement, a “Change in Control” of the Company shall mean a change in control of a nature that would be required to be reported by it in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(a) Any person (within the meaning of that term as used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that for the purposes of this Agreement the term “Person” shall not include (i) the Company or any of its majority-owned subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or

(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of the Company, individuals who, on the date hereof, are serving as directors on the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved, or

(c) The shareholders of the Company approve a plan of complete liquidation of the Company, or there is consummated the sale or other disposition of all or substantially all of the Company’s assets, or

(d) There is consummated a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity); provided that a merger or consolidation which result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) will, nonetheless be a “Change in Control” for purposes of this agreement if as a direct result of such merger or consolidation the duties and responsibilities of Executive are materially and permanently altered from those in place immediately prior to such merger or consolidation.

     12. EMPLOYMENT DISPUTE SETTLEMENT PROCEDURE-WAIVER OF RIGHTS. In consideration of the Company employing Executive and the wages and benefits provided under this Agreement, Executive and the Company each agree that, in the event either party (or its representatives, successors or assigns) brings an action in a court of competent jurisdiction relating to Executive’s recruitment, employment with, or termination of employment from the Company, the plaintiff in such action agrees to waive his, her or its right to a trial by jury, and further agrees that no demand, request or motion will be made for trial by jury.

     In consideration of the Company employing Executive, and the wages and benefits provided under this Agreement, Executive further agrees that, in the event that Executive seeks relief in a court of competent jurisdiction for a dispute covered by this Agreement, the Company may, at any time within 60 days of the service of Executive’s complaint upon the Company, at its option, require all or part of the dispute to be arbitrated by one arbitrator in accordance with the rules of the American Arbitration Association. Executive agrees that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and is fully enforceable. Executive understands and agrees that, if the Company exercises its option, any dispute arbitrated will be heard solely by the arbitrator, and not by a court. The Company agrees to pay the fees and expenses relating to arbitration, except those related to Executive’s legal fees.

     This pre-dispute resolution agreement will cover all matters directly or indirectly related to Executive’s recruitment, employment or termination of employment by the Company; including, but not limited to, claims involving laws against any form of discrimination whether brought under federal and/or state law, and/or claims involving co-employees, but excluding Worker’s Compensation Claims.

     THE RIGHT TO A TRIAL, AND TO A TRIAL BY JURY, IS OF VALUE. YOU MAY WISH TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. IF SO, TAKE A COPY OF THIS AGREEMENT WITH YOU. HOWEVER, YOU WILL NOT BE OFFERED EMPLOYMENT UNDER THIS AGREEMENT UNTIL THIS AGREEMENT IS SIGNED AND RETURNED BY YOU.

     13. AMENDMENTS. No supplement, modification, amendment or waiver of the terms of this Agreement shall be binding on the parties hereto unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist upon strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

     14. ACKNOWLEDGMENTS OF EXECUTIVE. Executive hereby acknowledges and agrees that: (a) this Agreement is necessary for the protection of the legitimate business interests of the Company; (b) the restrictions contained in this Agreement may be enforced in a court of law whether or not Executive is terminated with or without cause or for performance related reasons; (c) Executive has no intention of competing with the Company within the limitations set forth above; (d) Executive has received adequate and valuable consideration for entering into this Agreement; (e) Executive’s covenants shall be construed as independent of any other provision in this Agreement and the existence of any claim or cause of action Executive may have against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by Company of these covenants; and (f) the execution and delivery of this Agreement is a mandatory condition precedent to the Executive’s receipt of the consideration provided herein.

     15. FULL UNDERSTANDING. Executive acknowledges that Executive has been afforded the opportunity to seek legal counsel, that Executive has carefully read and fully understands all of the provisions of this Agreement and that Executive, in consideration for the compensation set forth herein, is voluntarily entering into this Agreement.

     16. SEVERABILITY. This Agreement supersedes all prior agreements, written or oral, between the parties hereto concerning the subject matter hereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The restrictive covenants stated herein may be read as if separate and apart from this Agreement and shall survive the termination of Executive’s employment with the Company for any reason.

     17. OTHER AGREEMENTS. Executive represents and warrants that Executive is not a party to or otherwise subject to or bound by the terms of any contract, agreements or understandings that would affect Executive’s right or abilities to perform under this Agreement. Executive specifically represents that Executive will not use any confidential information obtained from Executive’s prior employer(s) in the performance of Executive’s duties herein and is not subject to any other restrictive covenants or non-competition agreements.

     18. CHOICE OF LAW, JURISDICTION AND VENUE. The parties agree that this Agreement shall be deemed to have been made and entered into in Erie County, Pennsylvania and that the Law of the Commonwealth of Pennsylvania shall govern this Agreement, without regard to conflict of laws principles. Jurisdiction and venue is exclusively limited in any proceeding by the Company or Executive to enforce their rights hereunder to any court or arbitrator geographically located in Erie County, Pennsylvania. The Executive hereby waives any objections to the jurisdiction and venue of the courts in or for Erie County, Pennsylvania, including any objection to personal jurisdiction, venue, and/or forum non-conveniens, in any proceeding by the Company to enforce its rights hereunder filed in or for Erie County, Pennsylvania. Executive agrees not to object to any petition filed by the Company to remove an action filed by Executive from a forum or court not located in Erie County, Pennsylvania.

     19. SUCCESSORS IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, heirs and legal representatives of the parties hereto. The Company shall have the right to assign this Agreement in connection with a merger, consolidation or restructuring involving the Company, or a sale or transfer of the business and/or any assets of the Company, and Executive agrees to be obligated by this Agreement to any successor, assign or surviving entity. Any successor to the Company is an intended third party beneficiary of this Agreement. Executive may not assign this Agreement.

     20. NOTICES. All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to the other shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

(a)      to the Company at:

National Bank of North East
PO Box 270
5999 Station Road
North East, PA 16429
Attention: Chairman of the Board

(b)      to the Executive at:

David B. Hartman
_________________________
_________________________
_________________________

or at such other address as may be given by either of them to the other in writing from time to time, and such notices, requests, demands, acceptances or other communications shall be deemed to have been received when delivered or, if mailed, three (3) Business Days after the day of mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received when delivered or, if mailed, three (3) Business Days from the day of the resumption of normal mail service.

     21. COUNTERPARTS; TELECOPY. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of executed signature pages by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

     22. HEADINGS. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     23. SURVIVABILITY. The terms of this Agreement survive the termination of Executive’s employment with the Company for any reason.

     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT I AM VOLUNTARILY ENTERING INTO THIS AGREEMENT.

NATIONAL BANK OF NORTH EAST		EXECUTIVE:

By:	/s/ James Bryan	/s/ David B. Hartman

Date:	4-14-04	Date:	4-14-04

Witness:	/s/ George F. S. Bennett	Witness:	/s/ [illegible signature]

Date:	4/14/04	Date:	4/14/04

1. Position: President and Chief Executive Officer

2. Base Salary: $120,000 for the first year of the employment term. Thereafter, Executive’s base salary shall be determined in good faith by the Company’s Board of Directors.

3. Benefits: Executive is eligible for the Standard Employee Package benefits as described in Attachment B which may be modified by the Company from time to time. For the purposes of the Standard Employee Package only, Executive’s years of service will be considered “over ten.”

4. Expenses: The Company will reimburse all properly documented expenses reasonably related to Executive’s performance of Executive’s duties hereunder.

5. Moving Expenses: Company will pay Executive’s moving expenses in an amount not to exceed $10,000 upon Executive having relocated his principal residence to within Erie County Pennsylvania; provided, should Executive’s employment hereunder terminate within twenty-four (24) months of the payment of such moving expenses for any reason other than a termination “Without Cause” as that term is used herein, Executive shall, immediately upon such termination, refund to the Company all such moving expenses paid to Executive.

BY:	/s/ James Bryan 4/14/04	BY:	/s/ David B. Hartman

	Company / Date		Executive / Date 4-14-04

ATTACHMENT A

Benefits

(attached)

EXHIBIT “B”

The National Bank of North East

Full-Time Benefits:

I.	Health Insurance:

We are insured with Highmark Blue Cross/Blue Shield. You are eligible for coverage on the 1st of the month following hire date, or on your hire date if hired on the 1st of the month. You may choose Select Blue (High Option), Community Blue Direct, or you may opt not to have health insurance on our group plan and receive additional pay of $100.00 per month.

At this time the employee costs for health insurance are as follows::

Coverage:	Select Blue (High Option):	Community Blue Direct:
Employee only:	13.58 per month	11.70 per month

Employee & Spouse:	68.93 per month	59.44 per month

Employee & Children	56.68 per month	49.23 per month

Full Family Coverage	85.93 per month	73.63 per month

II.	Dental Insurance:

We are insured with DentalComp, Inc. DentalComp covers 100% of the first $200.00 of dental expenses per plan year, then covers 80% of the remaining costs until the beneficiary has received a maximum total benefit of $1,000.00 per plan year.

At this time, the bank pays 100% of the employee premium, and you may add dependents for $4.63 per month.

Our Insurance Plan year is April 1st, through March 31st. Insurance Plans, prices and funding formulas are subject to change as of April 1st, for the 2004-2005 plan year.

III.	Flexible Spending Accounts:

Our Section 125 benefit plan allows employees to set funds aside for medical or dependent care expenses during the plan year. With these accounts, our staff can use non-taxed dollars to pay for eligible medical and dependent care expenses.

IV.	Sick Days:

Full-time employees are eligible to receive 5 paid sick days per calendar year. If they are not used, they may be carried into successive years, but they cannot be turned in for cash upon termination of employment, unless such termination is for retirement.

V.	Short-Term Disability:

The National Bank of North East provides the following salary during periods of short-term disability (up to 180 days) through a combination of insurance and self-funded options:

Length of Employment:	% of Base Salary:
<5 years	66 2/3%

5 to 7 years	75%

7 to 10 years	85%

>10 years	100%

VI.	Long Term Disability:

Our Long Term disability Policy generally covers 60% of basic monthly salary up to a maximum of $2500.00 per month.

VII.	Life Insurance:

NBNE provides life insurance at 2 times an employee’s basic annual salary up to a maximum of $200,000. Benefits decrease by 35% at age 65, and by 50% at age 70.

VIII.	Vacation:

Vacation is earned on an accrual basis, at 8.33% of an individual’s annual allotment per month.

Length of Service:	Vacation Allotment:
1-9 years	10 days

10-15 years	15 days

16+ years	20 days

IX.	Personal Time:

Each full-time employee is eligible to take up to 16 hours off with pay. These hours are scheduled in advance, and time off is dependent upon adequate staffing.

X.	401(K)

One is eligible to join the 401(K) on the 1st day of the quarter following (or on) one’s first year anniversary of employment. Participants are 100% vested in the bank contributions after 3 years of employment.

The bank provides a matching contribution of 25 cents per dollar up to a maximum of 1% of one’s pay (when the employee is deferring 4% of pay).

At its option, the bank may make an annual discretionary contribution to all eligible individuals’ accounts (regardless of whether or not those eligible employees make monthly deferrals). The bank has made such a contribution in the past, but it is never guaranteed.